POWER OF ATTORNEY

For Obtaining Edgar Filing Codes,

Executing Forms 3, 4 and 5 and

Schedules 13G and 13D

KNOW ALL MEN BY THESE PRESENTS, that the undersigned

hereby constitutes and appoints David A. Knight,

William B. Keisler and Todd C. Ferguson the undersigned's

true and lawful attorneys-in-fact to:

(1) execute, for and on behalf of the undersigned, any

one or more Forms 3, 4, and 5 in accordance with

Section 16(a) of the Securities and Exchange Act of 1934,

as amended (the "34 Act"), and the rules thereunder; and

Schedules 13G and 13D, and amendments thereto, in accordance with Section 13 of The 34 Act and the rules thereunder;

(2) do and perform any and all acts, for and on behalf

of the undersigned, that may be necessary or desirable

to complete the execution of any such Form 3, 4 or 5 or

Schedules 13G and 13D, and the timely filing of such

forms and schedules with the United States Securities

and Exchange Commission and any other authority,

including without limitation, submitting all documents

and applications necessary to obtain Edgar filing codes

or any other access codes or permissions; and

(3) take any other action of any type whatsoever in

connection with the foregoing that, in the opinion of

any such attorney-in-fact, may be of benefit to, in the

best interest of, or legally required by, the undersigned,

it being understood that the documents executed by such

attorney-in-fact on behalf of the undersigned, pursuant to

this Power of Attorney shall be in such form and shall

contain such terms and conditions as such attorney-in-fact

may approve in his discretion.

The undersigned hereby grants to the foregoing attorneys-

in-fact full power and authority to do and perform all and

every act and thing whatsoever requisite, necessary, and

proper to be done in the exercise of any of the rights and

powers herein granted, as fully to all intents and

purposes as such attorneys-in-fact might or could do if

personally present, with full power of substitution or

revocation, hereby ratifying and confirming all that such

attorneys-in-fact, or their substitutes, shall lawfully do

or cause to be done by virtue of this Power of Attorney

and the rights and powers herein granted.  The undersigned

acknowledges that the foregoing attorneys-in-fact, in

serving in such capacity at the request of the undersigned,

are not assuming any of the undersigned's responsibilities

to comply with Sections 13 and 16 of the Securities and

Exchange Act of 1934, as amended, or other applicable

Securities laws or rules.

IN WITNESS WHEREOF, the undersigned has caused this Power

of Attorney to be executed as of this 18th day of

July, 2016.

/s/ Warren A. Stephens

Warren A. Stephens, as Trustee of the Paula W.

and John P. Calhoun Family Trust UID 6-29-2016